Exhibit 32.1
Encompass Group Affiliates, Inc.
Certification Pursuant To 18 U.S.C. Section 1350, As Adopted Pursuant To Section 906 Of
The Sarbanes-Oxley Act Of 2002

In connection with Amendment No. 1 to the Annual Report of Encompass Group Affiliates, Inc. (the Company) for the period ended June 30, 2008 on Form 10-K/A as filed with the SEC on the date hereof (the Report), I, Wayne I. Danson, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Encompass Group Affiliates, Inc. and will be retained by Encompass Group Affiliates, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date:  January 12, 2009

/s/ Wayne I. Danson
Wayne I. Danson
President and Chief Executive Officer